SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                     For Registration of Certain Classes of
                 Securities Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934


                                  InaCom Corp.
                          (Exact name of registrant as
                            specified in its charter)


                                    Delaware
                             (State of Incorporation
                                or organization)


                                   47-0681813
                     (I.R.S. Employer Identification Number)


                                  10810 Farnam
                                 Omaha, Nebraska
                              (Address of principal
                               executive offices)

                                      68154
                                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered

   Common Stock                               New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /_/

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /_/

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.         Description of Registrant's Securities to be Registered.

                Reference is made to Registration Statement No. 333-25823 under the Securities Act on Form S-3 and the Prospectus included therein (the "Registration Statement"). The description of the Registrant's common stock, par value $.10 per share, set forth under the caption "Description of Capital Stock" in the Registration Statement is herein incorporated by reference.

Item 2.         Exhibits.

3.1 Restated Certificate of Incorporation of the Company, with amendments, incorporated by reference to the Company's Current Report on Form 8-K dated March 30, 1993.

3.2 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

4.1             Form of Common Stock Certificate.


                                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, InaCom Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         InaCom Corp.
Date:  August 26, 1997
                                         /s/ Bill Fairfield
                                      By:______________________
                                         Bill Fairfield
                                         President
                                         and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit                                              Description

3.1 Restated Certificate of Incorporation of the Company, with amendments, incorporated by reference to the Company's Current Report on Form 8-K dated March 30, 1993.

3.2 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

4.1             Form of Common Stock Certificate.